Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL TO HOST
ANALYST-INSTITUTIONAL INVESTOR CONFERENCE

LEBANON, Tenn. -- September 30, 2009 – Cracker Barrel Old Country Store, Inc. (the “Company”) (Nasdaq: CBRL) announced that senior executives from the Company will host a business update on October 13, 2009 that will highlight the Company’s operating strategies as well as tours of the training kitchen and model retail store at the Company’s home office in Lebanon, Tennessee.

The meeting will begin at 11:00 a.m. CDT with lunch and tours of the training facilities. Presentations are scheduled from 12:15 p.m. CDT (1:15 p.m. EDT) to 3:00 p.m. CDT (4.00 p.m. EDT).  A live webcast of the presentation will be available on-line in the Events area of the Company’s website at investor.crackerbarrel.com. An on-line replay of the webcast will be available until November 30.

The formal presentations will be available on the website, crackerbarrel.com, before the meeting on October 13.

About Cracker Barrel
Cracker Barrel Old Country Store® restaurants provide a friendly home-away-from-home in its old country stores and restaurants.  Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 591 company-owned locations in 41 states.  Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m.  For more information, visit: crackerbarrel.com.

- END -